Filed pursuant to Rule 424(b)(3)
File No. 333-289059

FS MVP Private Markets Fund

Supplement dated January 15, 2026, to the

Prospectus dated July 29, 2025

Effective immediately, Stephen Sloan no longer serves as a Portfolio Manager to the Fund, and therefore all references to Mr. Sloan in the Prospectus and SAI are hereby deleted.

Please retain this Supplement with the Prospectus for future reference.